UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005

TRIMAINE HOLDINGS, INC.

LIQUIDATING TRUST

(Exact name of registrant as specified in its charter)

Washington	000-26354*	91-1636980
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o BKM Capital LLC, 255 - 3540 West Sahara Avenue, Las Vegas, Nevada 89102-5816

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (702) 366-6342

Not Applicable*

(Former name or former address, if changed since last report)

*

The TriMaine Holdings, Inc. Liquidating Trust is the distributee of the assets and liabilities of TriMaine Holdings, Inc. and files reports under the Commission file number assigned to TriMaine Holdings, Inc. TriMaine Holdings, Inc. filed a Form 15 on February 22, 2005, indicating its notice of termination of registration and filing requirements.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As disclosed in the annual report on Form 10-K filed by the TriMaine Holdings, Inc. Liquidating Trust (the “Trust”) with the Securities and Exchange Commission on March 31, 2005, the assets available for distribution by the Trust to the beneficiaries of the Trust as part of the complete liquidation of TriMaine Holdings, Inc. (“TriMaine”) include common shares in the capital of MFC Bancorp Ltd. (“MFC Bancorp”) and ordinary shares in the capital of Blue Earth Refineries Inc. (“Blue Earth”).

As previously reported, the liquidation of TriMaine was approved by its shareholders at the annual and special meeting of shareholders held on December 9, 2004. All holders of the common shares in the capital of TriMaine as at the close of business on December 30, 2004 are beneficiaries of the Trust.

Common Shares of MFC Bancorp Ltd.

The Trust held a total of 1,870,000 common shares of MFC Bancorp. The former holder of the preferred shares of TriMaine is entitled to receive 105,000 common shares of MFC Bancorp. The former holders of the common shares of TriMaine are entitled to receive 1,765,000 common shares of MFC Bancorp. Each former holder of common shares of TriMaine is entitled to receive 0.115987957 common shares of MFC Bancorp for each share of common stock held by such former holder; however, (a) any former holder who would be entitled to receive less than a round lot (100) of common shares of MFC Bancorp and (b) any former holder who would be entitled to a fraction of a common share of MFC Bancorp is entitled to receive a cash payment representing the fair value and in lieu of receiving such common shares of MFC Bancorp.

On April 27, 2005, the Trust mailed to the beneficiaries of the Trust their entitlement to the common shares of MFC Bancorp. Any beneficiary of the Trust who is entitled to receive a cash payment is expected to receive such payment in the second or third quarter of 2005.

Ordinary Shares of Blue Earth Refineries Inc.

The Trust held a total of 1,870,000 ordinary shares of Blue Earth. The former holders of the common shares of TriMaine are entitled to receive 1,870,000 ordinary shares of Blue Earth. Each former holder of common shares of TriMaine is entitled to receive 0.12288809 ordinary shares of Blue Earth for each share of common stock held by such former holder, provided that all ordinary shares will be rounded up to the nearest whole ordinary share if the former holder is entitled to receive more than 0.5 of one ordinary share and rounded down to the nearest whole ordinary share if the former holder is entitled to receive less than 0.5 of one ordinary share.

On May 9, 2005, the Trust mailed to the beneficiaries of the Trust their entitlement to the ordinary shares of Blue Earth.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAINE HOLDINGS, INC. LIQUIDATING TRUST

By:	/s/ Mark C. Steinley
Mark C. Steinley
Trustee
Dated:	May 12, 2005